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                                                                                                                       Exhibit N

Metris Receivables, Inc.                                                       Metris Master Trust                Monthly Report
Securityholders' Statement                                                        Series 1999-2                         Jul-2000
Section 5.2                                                                   Class A             Class B               Total
(i) Security Amount ..................................................     500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................               0.00                 --                  0.00
(iii) Security Interest Distributed ..................................       3,177,777.78                 --          3,177,777.78
(iv) Principal Collections ...........................................      24,171,855.54       2,390,623.10         26,562,478.64
(v) Finance Charge Collections .......................................      10,568,861.63       1,045,272.03         11,614,133.66
       Recoveries ....................................................         213,498.56          21,115.24            234,613.80
       Principal Funding Account Investment Earnings .................               0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......               0.00               0.00                  0.00
         Total Finance Charge Collections ............................      10,782,360.19       1,066,387.27         11,848,747.46
Total Collections ....................................................      34,954,215.73       3,457,010.37         38,411,226.10
              (vi) Aggregate Amount of Principal Receivables .........                 --                 --      5,592,448,471.09
       Invested Amount (End of Month) ................................     500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................          8.9406278%         0.8842379%            9.8248657%
       Fixed/Floating Allocation Percentage ..........................          8.9406278%         0.8842379%            9.8248657%
       Invested Amount (Beginning of Month) ..........................     500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                 --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                 --              85.48%     5,040,761,057.10
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                 --               6.66%       392,631,694.88
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                 --               2.46%       145,311,073.31
       90 Days and Over (60+ Days Contractually Delinquent) ..........                 --               5.40%       318,613,042.85
Total Receivables ....................................................                 --             100.00%     5,897,316,868.14
                 (viii) Aggregate Investor Default Amount ............                 --                 --          5,165,659.80
         As a % of Average Daily Invested Amount

             (Annualized based on 366 days/year) .....................                 --                 --                 11.10%
(ix) Charge-Offs .....................................................               0.00               0.00                  0.00%
(x) Servicing Fee ....................................................                 --                 --            930,763.23
(xi) Unreimbursed Redirected Principal Collections ...................                 --                 --                  0.00
(xii) Excess Funding Account Balance .................................                 --                 --         31,700,000.00
(xiii) New Accounts Added ............................................                 --                 --            157,373.00
(xiv) Average Gross Portfolio Yield ..................................                 --                 --                 25.46%
         Average Net Portfolio Yield .................................                 --                 --                 14.36%
(xv) Minimum Base Rate ...............................................                 --                 --                  9.15%
        Excess Spread ................................................                 --                 --                  5.21%
(xvi) Principal Funding Account Balance ..............................                 --                 --                  0.00
(xvii) Accumulation Shortfall ........................................                 --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                 --                 --             July 2005
        Accumulation Period Length ...................................                 --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                 --                 --                  0.00
        Required Reserve Account Amount ..............................                 --                 --                  0.00
        Available Reserve Account Amount .............................                 --                 --                  0.00
        Covered Amount ...............................................                 --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                 --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                 --                 --                  0.00
(xxi) Policy Claim Amount ............................................                 --                 --                  0.00


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